Exhibit 10.2

NATIONAL BEEF PACKING COMPANY, LLC

UNIT REDEMPTION AGREEMENT

(Timothy Klein and Affiliates)

            This Unit Redemption Agreement (this “Agreement”) is made and entered into as of April 13, 2009 (the “Effective Date”), by and between NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (the “Company”), and each of the unit holders identified on Exhibit A hereto (each a “Member” and, collectively, the “Members”).

            WHEREAS, the Members and the Company have entered into the Liquidity Option Appraisal, Sale Process Stay Agreement dated February 2, 2009 as amended by the First Amendment dated as of March 17, 2009 and the Second Amendment dated as of March 31, 2009 (collectively as amended the “Stay”), pursuant to which the parties have agreed to temporarily stay the Appraisal and Unit Sale Process (as defined in the Stay) so that the parties could negotiate, execute and close on this Agreement.

            WHEREAS, the Company has agreed to redeem from the Members, and the Members each agree to sell to the Company, 25% of their aggregate Units in the Company, which Units are of the class and in the quantity as set forth opposite each Member’s name on Exhibit A (the “Units”), on the terms and conditions set forth in this Agreement (the “Redemption”).

            WHEREAS, the Company has agreed to concurrently redeem all of the Units held by John R. Miller, French Basin Land & Cattle Co., LLC, and S-B Enterprises V, LLC (the “Miller, Smith Units”).

            NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows:

            1.         Redemption of Units.  The Company hereby agrees to redeem and accept from each Member, and each Member hereby agrees to sell, assign and transfer to the Company, all right, title and interest in and to the Units and the Stay shall be extended and continued until the Closing Date as defined below, subject to the Company obtaining adequate financing to pay the Members for the Units and to pay for the Miller, Smith Units, and further subject to the adoption of the amendment of the limited liability company agreement of the Company as provided in Exhibit C and Appraisal Process Agreement as provided in Exhibit D.  After the Redemption of the Miller, Smith Units and the Units under this Agreement, the Members agree that the Unit ownership shall be as provided on the amended Exhibit 3.1 attached as Exhibit E, and upon Redemption, the rights of the Members for the appraisal and sale of the initial twenty-five percent of their units under Section 12.5.1 to Section 12.5.9 of the Company limited liability company agreement shall be satisfied and extinguished through the Redemption.

            2.         Redemption Price.  As full consideration for the Redemption of the Units, the Company shall pay to each Member the amount set forth opposite the Member’s name on Exhibit B hereof (the “Redemption Price”), in accordance the schedule set forth on Exhibit B.

            3.         Closing.  The closing of the Redemption will take place on or before April 30, 2009 (the “Closing Date”); provided, however, if the closing does not take place by the Closing Date, then the parties agree that this Agreement and the Stay shall terminate and the Members shall be entitled to resume the Appraisal and Unit Sale Process.

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            4.         Representations and Warranties of the Members.  Each Member hereby represents and warrants to the Company as of the Effective Date and the Closing Date that:

(a)  The Member’s Units are owned both of record and beneficially by the Member, free and clear of any lien, claim, security interest or encumbrance whatsoever.

(b)  The Member has the full power and legal right and authority to execute, deliver and perform this Agreement.

(c)  This Agreement constitutes a valid and legally binding obligation of the Member, enforceable in accordance with its terms.

(d)  The Redemption will vest in the Company good, marketable, legal and equitable title in and to the Units.

(e)  After the Redemption the Member will have the continuing right to receive the allocation of profits and losses and corresponding distributions related to the redeemed Units calculated through the fiscal quarter and prorated on a daily basis through the Closing Date, which shall include distributions for tax purposes.

            These representations and warranties of each Member will survive the Redemption.

5.         Waiver and Release. Upon payment in full of the Member’s Redemption Price to the Member as provided in Exhibit B, the Member hereby waives and forever releases any and all rights the Member may have under the Company’s Limited Liability Agreement (“LLC Agreement”) to obtain an appraisal or other valuation of the Units (the Units are those subject to Redemption under Exhibit A), including the appraisal and sale rights pursuant to Sections 12.5.1 through 12.5.9 of the LLC Agreement.

            6.         Severability.  To the extent that any provision of this Agreement is determined to be invalid or unenforceable, the invalid or unenforceable portion of the provision will be deleted from this Agreement, and the validity and enforceability of the remainder of the provision and of this Agreement will be unaffected.

            7.         Headings and Captions.  The headings and captions in the sections, paragraphs and clauses of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

8.         Benefit and Burden, No Assignment.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors’ interest and shall not be assigned to any other person or entity.

            9.         Miscellaneous.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties.  This Agreement sets forth all agreements and representations of the parties with respect to the subject matter of this Agreement, and any and all prior agreements with respect to such subject matter are hereby revoked in favor of this Agreement.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to choice of law provisions.

10.        Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which will constitute one and the same document.

[Signature Page Follows]

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            IN WITNESS WHEREOF, the parties have executed this Unit Redemption Agreement as of the date first above written.

NATIONAL BEEF PACKING COMPANY, LLC

By: /s/ Steven D. Hunt
Print Name: Steven D. Hunt
Title: Chairman

THE MEMBERS:

/s/ Timothy M. Klein
Timothy M. Klein

TKK INVESTMENTS, LLC

By: /s/ Timothy M. Klein
Print Name: Timothy M. Klein
Title:

TMKCo, LLC

By: /s/ Timothy M. Klein
Print Name: /s/ Timothy M. Klein
Title:

Agreed To By:

U.S. Premium Beef, LLC By: /s/ Steven D. Hunt Print Name: Steven D. Hunt Title: CEO NBPCO HOLDINGS, LLC By: /s/ Eldon Roth Print Name: Eldon Roth Title: President	S-B Enterprises V, LLC By: /s/ Scott H. Smith Print Name: Scott H. Smith Title: Manager French Basin Land & Cattle Co., LLC /s/ John R. Miller By John R. Miller Its /s/ John R. Miller John R. Miller

Exhibit A

Members; Units Subject to Redemption and Reallocation

Member	Units Subject to Redemption
Timothy M. Klein

25% of Class A and Class B Units held by Members collectively with consolidation and reallocation of Class B-2 and Class C Units into Class B-1 Units for purposes of the Redemption and with the retained ownership interests as provided in the Fourth Amended Exhibit 3.1 to the LLC Agreement.  (Exhibit E)

TKK Investments, LLC
TMKCo, LLC

A-1

Exhibit B

Redemption Price

Member	Redemption Price
Timothy M. Klein	$0
TKK Investments, LLC	$8,378,395.88
TMKCo, LLC	$3,029,249.85

B-1

Exhibit C

Redemption of Units

Section 6.6 of the National Beef Packing Company, LLC Limited Liability Company Agreement shall be amended by adding a new paragraph immediately ahead of the last non-lettered paragraph of Section 6.6, which shall read:

Notwithstanding the grant of authority to the Board of Managers pursuant to Section 7.14 and notwithstanding other provisions of this Agreement, any modifications or alterations in the rights, preferences or privileges of any Class of Units held by TKK Investments, LLC or TMKCo, LLC are subject to the consent of Klein as the principal of TKK Investments, LLC and TMKCo, LLC, unless the Company treats all Members, including TKK Investments, LLC and TMKCo, ratably based on their holdings of the Class of Units.

C-1

Exhibit D

Appraisal Process Agreement

Agreement for Appraisal Process under Section 12.5.

            In the event that TKK Investments, LLC or TMKCo, LLC (each an “Appraisal Party” and collectively as “Appraisal Parties”) give an Appraisal Election Notice under Section 12.5.1 of the National Beef Packing Company, LLC Limited Liability Company Agreement (“LLC Agreement”) then each of the Appraisal Parties agree that the Appraisal Value under Section 12.5.3 of the LLC Agreement is the EBITDA of the Company multiplied by six, minus the outstanding debt of the Company, with the EBITDA determined as the four quarter average of the trailing eight fiscal quarters determined from the most recent financial statements filed as the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or auditor reviewed quarterly financial statements of the Company (in the preceding order of priority) prior to the date of the Appraisal Election Notice.

Agreement For Klein Entity Liquidation Value Prior To Appraisal Process

            In the event that TKK Investments, LLC or TMKCo, LLC (the “Klein Entities”), are required to sell or liquidate some or all of the Units held by the Klein Entities prior to August 6, 2011 (the next Klein Entities appraisal process start date), the Company agrees that the price for the Units held by the Klein Entities that are required to be sold or redeemed will not be less than the Appraisal Value agreed to in the above paragraph for appraisal under Section 12.5, and the Company will add to the price to be paid to the Klein Entities so that the sale or redemption price is not less than the Appraisal Value.

D-1

Exhibit E

Fourth Amended Exhibit 3.1 to LLC Agreement

Exhibit 3.1

Member	Class A Units	Contribution	Total Class A %	Class B-1 Units	Contribution	Total Class B-1%
USPB	94,680,681	$94,680,681.00	46.4143%	10,664,475.0	$10,664,475.00	68.5997%
	55,841,342 (1)	$55,841,342.00	27.3745%
NBPCo	31,553,956	$31,553,956.00	15.4684%	3,810,044.0	$ 3,810,044.00	24.5083%
	19,642,729 (1)	$19,642,729.00	9.6293%
TKK				842,857.5 (2)	$842,857.50	5.4217%
TMK	2,271,428	$ 2,271,428.00	1.1135%	228,571.5 (2)	$228,571.50	1.4703%
Total	203,990,136	$203,990,136.00	100%	15,545,948.0	$15,545,948.00	100%

(1)  The 55,841,342 new Class A Units held by USPB and 19,642,729 new Class A Units held by NBPCo (referred to as “Class A1 Units”) have additional Class A rights and preferences consisting of: (a) the Members agree that the Priority Return under the Company limited liability company agreement under Section 5.7.2(b) shall be seven percent (7%) per annum for Class A1 Units rather than five percent (5%) per annum; and (b) for purposes of determining Class B-1 ownership for liquidation or the redemption of Units, the Class A1 Units shall be deemed converted to Class B-1 Units at a ratio of one (1) Class B-1 Unit for 29.8214 Class A1 Units and then shall remain Class A1 Units after the determination.  Subject to lending covenants, the Board of Managers may redeem capital, including Class A1 Units after making tax distributions.  Without any redemption of Class A1 Units, the determination of Class B-1 ownership and rights for purposes of a redemption or liquidation event would be as follows:

Members	New Class B-1 Units	Total Class B-1 Units	Total Class B-1%
TKK		842,857.5	4.6626%
TMK		228,571.5	1.2644%
Total Klein		1,071,429.0	5.9270%

USPB	1,872,526.0612	12,537,001.0612	69.3527%
NBPCo	658,679.0518	4,468,723.0518	24.7203%

(2)  For purposes of redemption or liquidation of the 842,857.5 Class B-1 Units held by TKK Investments, LLC and the 228,571.5 Class B-1 Units held by TMKCo, LLC, as part of the consideration paid to TKK Investments, LLC or TMKCo, LLC there shall be paid by the Company a premium (“Non-Dilution Premium”).  The Non-Dilution Premium shall be determined by agreement of the Company and TMKCo, LLC and TKK Investments, LLC, which shall provide with the current Class B-1 Unit ownership, the Non-Dilution Premium will not exceed $4,323,902 and would be up to $4.03564 per Class B-1 Unit that TMKCo, LLC and TKK Investments, LLC hold after the initial twenty-five percent (25%) redemption on April 13, 2009.

E-1

This Schedule 3.1 is hereby agreed to as the statement of the Members ownership interests in the Company which shall amend the Company Limited Liability Company Agreement (“LLC Agreement”) to the extent rights, restrictions and preferences of the ownership interests are provided in this Schedule 3.1.  In cases where the provisions of this Schedule 3.1 conflict with the LLC Agreement, the provisions of this Schedule 3.1 shall control.

This Schedule 3.1 may be executed in counterparts with the effect of the counterparts being considered as one executed document.

National Beef Packing Company, LLC

  /s/ Steven D. Hunt

By Steven D. Hunt,

Its Chair

Timothy M. Klein

  /s/ Timothy M. Klein

Timothy M. Klein

TKK Investments, LLC

  /s/ Timothy M. Klein

By

    Its

TMKCo, LLC

  /s/ Timothy M. Klein

By

     Its

U.S. Premium Beef, LLC /s/ Steven D. Hunt By Steven D. Hunt Its CEO NBPCO HOLDINGS, LLC /s/ Eldon Roth By Eldon Roth Its President

E-2